UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2025

Nuo Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-28443	23-3011702
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8285 El Rio, Suite 190, Houston, Texas 77054
(Address of principal executive offices) (Zip Code)

(346) 396-4770
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 16, 2025, Nuo Therapeutics, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders. The following matters were considered and voted upon:

1.	To elect four directors to serve on the Company’s Board of Directors, each to serve until the Company’s next annual meeting of stockholders or until each successor is duly elected and qualified;

2.	To ratify the appointment of MaloneBailey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

The results of the vote were as follows:

1.	Election of Directors	For	Withheld	Broker Non-Votes
	David E. Jorden	33,688,602	4,962	2,237,142
	Paul D. Mintz	33,686,279	7,285	2,237,142
	Scott M. Pittman	33,686,279	7,285	2,237,142
	C. Eric Winzer	33,658,723	34,841	2,237,142

		For	Against	Abstain	Broker Non-Votes
2.	To ratify the appointment of MaloneBailey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	35,917,807	12,899	0	0
		For	Against	Abstain	Broker Non-Votes
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers	33,653,458	40,106	0	2,237,142

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive and Chief Financial Officer

Date: December 17, 2025